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                                                                    Exhibit 11.1


                       Computation of Per Share Earnings

                                                   Three Months Ended
                                                      September 30,
                                               --------------------------
                                                  1998            1997
                                               ----------      ----------
Basic earnings per common share

Net income for calculating basic earnings
per common share ........................      $2,451,000      $1,697,000
                                               ==========      ==========

Average common shares outstanding .......       5,884,000       4,147,000
                                               ----------      ----------
Basic earnings per common share .........      $     0.42      $     0.41
                                               ==========      ==========


Diluted earnings per common share

Net income for calculating basic earnings
per common share ........................      $2,451,000      $1,697,000
                                               ==========      ==========

Average common shares outstanding .......       5,884,000       4,147,000

Add exercise of options and warrants ....              --              --
                                               ----------      ----------
Diluted common shares outstanding .......       5,884,000       4,147,000
                                               ==========      ==========

Diluted earnings per common share .......      $     0.42      $     0.41
                                               ==========      ==========